UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 25, 2020

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001‑38183	81‑5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 1000 Houston, Texas 77024 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On March 25, 2020, the board of directors (the “Board”) of Ranger Energy Services, Inc. (the “Company”) expanded the size of the Board from nine directors to ten directors, and appointed Byron A. Dunn to the Board to fill the newly created vacancy. The Board also appointed Mr. Dunn to the special committee (the “Special Committee”) formed to consider the non-binding offer from CSL Capital Management, L.P. (“CSL”) and Bayou Well Holdings Company, LLC (“Bayou”), proposing to acquire all of the outstanding shares of common stock of the Company not owned by CSL, Bayou and T.Rowe Price Associates, Inc. Mr. Dunn will serve until the Company’s 2020 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal. The Company has agreed to compensate Mr. Dunn with an annual retainer of $100 thousand as well as reimbursement for certain reasonable expenses in connection with his service on the Board. The Company has also agreed to compensate Mr. Dunn $50,000 for his services on the Special Committee and $16,667 for each 30 day period that the Special Committee continues after June 19, 2020, subject to proration. In addition the Company will grant Mr. Dunn equity awards on an annual basis. There are currently no arrangements of understandings between Mr. Dunn and any other person pursuant to which Mr. Dunn was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Dunn requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Dunn was a founder of Independence Contract Drilling, Inc. (“Independence”) in 2011 and served as Director, President and Chief Executive Officer of Independence until October 2018, upon his retirement. From 2007 to 2010, Mr. Dunn served as Director, President and Chief Executive Officer of Global Energy Services, whose Drilling Group formed the rig manufacturing division of Independence. From 2010 to 2011, Mr. Dunn served as a Director, President and Chief Executive Officer of Erin Energy Corp. Prior to this role, Mr. Dunn served as Vice President of National Oilwell Varco (NYSE: NOV) and Chairman of the board of directors of TTS Marine ASA. Mr. Dunn has over 15 years of experience in investment banking, last serving as Executive Director of the UBS Global Energy and Power Group. Mr. Dunn earned a Bachelor of Science in Chemical Engineering from the Illinois Institute of Technology and a Master of Business Administration from the University of Chicago Booth School of Business. Mr. Dunn is a Chartered Financial Analyst and is a member of the American Institute of Chemical Engineers and the Society of Petroleum Engineers. The Company believes Mr. Dunn’s experience in the oil and gas industry and his experience serving on the board of directors of other companies bring valuable experience to the Board.
In connection with his appointment, the Company and Mr. Dunn entered into an indemnification agreement which requires the Company to indemnify him to the fullest extent permitted under Delaware law against liability that may arise by reason of his service as a director, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The foregoing description of the indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the indemnification agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits
Exhibits
The following exhibit is being filed herewith:

Exhibit Number	Description
10.1*	Indemnification Agreement, dated as of March 26, 2020, by and between the Company and Byron A. Dunn.
_______________________________________________
* Compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	March 26, 2020
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)